EXHIBIT 4.2
AGREEMENT TO FILE INSTRUMENTS
WITH RESPECT TO LONG-TERM DEBT
Pursuant to Regulations S-K Item 601(b)(4)(iii)(A), EMS Technologies, Inc. hereby agrees to cause to be filed with the Securities and Exchange Commission, upon its request, a copy of any instrument, not filed as an exhibit to the Report or Registration Statement to which this Exhibit pertains, with respect to long-term debt of EMS Technologies, Inc. or any consolidated subsidiary of EMS Technologies, Inc.
Date: February 26, 2007

EMS TECHNOLOGIES, INC.

By:	/s/ Timothy C. Reis

Timothy C. Reis Vice President and General Counsel